Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-96929 and 333-127340) of our report dated January 26, 2007 with respect to the consolidated financial statements and schedule of Magal Security Systems Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2006.

Mexico, D F June 25, 2007	/s/ Salles, Sáinz - Grant Thornton, S. C. ——————————————————— Salles, Sáinz - Grant Thornton, S. C. By: Hector Bautista